Exhibit 99.1

CARMELL CORP REBRANDS AS LONGEVITY HEALTH HOLDINGS

TO HIGHLIGHT BUSINESS FOCUS & GROWTH STRATEGY

PITTSBURGH, Mar. 10, 2025 (GLOBE NEWSWIRE) -- Carmell Corporation (Nasdaq: CTCX; CTCXW), a bio-aesthetics company (the “Company”, “we”, “our”, or “us”), today announced a comprehensive corporate rebranding initiative aimed at better aligning the Company’s market and investor facing image with its business focus and growth strategy.

As part of the rebranding, the Company has changed its corporate name to “Longevity Health Holdings, Inc.” and, at the open of trading on March 10, 2025, the Company’s common stock and redeemable warrants will begin trading under the symbols “XAGE” and “XAGEW”, respectively. The Company has also launched a new corporate logo while branding for existing marketed products shall remain unchanged.

Said Mr. Rajiv Shukla, Chairman & CEO, “Our new name better reflects our business focus on longevity and healthy aging, encompassing not just bio-aesthetics but also future expansion into potential new segments such as diagnostics and nutrition. And it points to our growth strategy based on acquisitions and strategic partnerships in addition to organic growth of our existing business.”

In addition to the Company’s allogeneic PRP Secretome technology that represents the latest scientific advancement in regenerative bio-aesthetics, the January 2025 acquisition of Elevai Skincare, Inc. (“Elevai”) delivered a commercial product pipeline based on their innovative stem cell exosome technology.

Following the Company’s acquisition of Elevai, sales grew an average of 34% over the first two months of 2025 (inclusive of both Carmell and Elevai product lines) versus the same period in 2024. And, despite the Company’s investment in doubling the physician-focused salesforce and retention of manufacturing staff and facilities, Elevai’s burn rate was reduced by more than 50% through savings from cutting redundant overhead expenses.

The Company expects FY25 revenues of $3 to $4 million from its current pipeline of products before any new product launches or additional partnerships and acquisitions.

The Company expects to launch the following new products in the second quarter of 2025:

•
Hair Growth Serum
•
Soapless Facial Cleanser
•
Undereye Crème
•
VSA Toning Moisturizer (Visible Skin Areas: neck, decollete and arms)

The Company also announced the appointment of Mr. Patrick Sturgeon as Vice Chairman. Mr. Sturgeon has served as a founding team member of the Company since its IPO in 2021, served as its CFO between 2021-2023, and as a Board Director since July 2023.

Forward-Looking Statements:

This press release contains forward-looking statements that are based on beliefs, assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements related to the Company’s projected revenues, the anticipated benefits from the Elevai Skincare acquisition, the launch and commercialization of our products, and the execution of our business strategy. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, risks related to the ability to realize the anticipated benefits of the acquisition of Elevai Skincare, the risk of unknown liabilities arising after the acquisition of Elevai Skincare, the ability to recognize anticipated benefits from our commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that we may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, those described under the header “Risk Factors” in the Annual Report on Form 10-K filed by Carmell with the SEC on April 1, 2024, and in our other reports filed with the SEC. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. Except as required by law, we undertake no obligation to publicly update any forward-looking statement contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Bryan Cassaday

bc@carmellcorp.com